 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 11, 2012

PAN AMERICAN GOLDFIELDS LTD.
(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

595 HOWE STREET, UNIT 906 VANCOUVER, CANADA A1 V6C 2T5
(Address of principal executive offices) (Zip Code)

(604) 681-1163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 5, 2012, Pan American Goldfields Ltd. (the “Company”) entered into a Second Amended and Restated Development Agreement with Minera Rio Tinto SA (MRT), Sunburst Mining de Mexico S.A. DE C.V. and Marje Minerals SA related to the mineral exploration, production and development of the Company’s Cieneguita Project (the “Amended Agreement”).  Under the Amended Agreement, the Company’s share of net cash flow from the Pilot Project operated by MRT on the Cieneguita Project increases from 20% to 29% beginning retroactive to March 1, 2012 through December 31, 2012.  Beginning January 1, 2013 through December 31, 2013, the Company’s share of net cash flow from the Pilot Project increases to 35%. At all times, the Company retains its 80% ownership interest in the entire Cieneguita Project.  The Amended Agreement eliminates the additional fees previously payable by MRT for minerals mined below the first 15 meters.

Under the Amended Agreement, the current Pilot Project is exclusively operated by MRT and MRT must provide to the Company financial information related to the calculation of net cash flow within 30 days of the end of each month and will pay a minimum US $150,000 to the Company within the first 10 days of each month as a good faith advance against the previous month’s net cash flow. The balance of monies owed (if any) to the Company for the previous quarter is to be paid within 45 days from the end of each fiscal quarter.

MRT must also provide the Company with quarterly reports summarizing exploration, development and operations and all related technical results from activities on the Cieneguita Project.  In addition, MRT must, at its cost, provide, a quarterly audit within thirty (30) days of the end of each fiscal quarter regarding compliance with environmental laws and steps required to effect remediation or other required actions (if any) to maintain and/or bring the Pilot Project operations into compliance with all applicable environmental laws.  The audit is to be performed by an independent expert environmental consulting firm selected by the Company and MRT.  MRT is solely responsible for any costs of effecting any remediation recommended by the audit.

The Amended Agreement extended the date of the Pilot Project from December 31, 2012 to December 31, 2013.  MRT may terminate the Pilot Project by providing the Company with ninety (90) days advanced written notice, and the Company may terminate the Pilot Project upon an uncured breach of the Amended Agreement by MRT.

In connection with the revised development agreement, MRT also purchased 2 million shares of the Company’s common stock at a price of $0.12 per share for net proceeds of $240,000 pursuant to the Company’s Private Placement Subscription Agreement.  The Company issued the shares to MRT in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing description of Amended and Restated Development Agreement and Private Placement Subscription Agreement and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 10. 1 and 10. 2.  On September 11, 2012, the Company issued a press release announcing the Amended Agreement and the private placement of shares.  A copy of the press release is attached as Exhibit 99.1 hereto.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein. This Current Report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the 1933 Act.

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
10.1	Second Amended and Restated Development Agreement, dated September 5, 2012, by and between the Company, Sunburst Mining de Mexico S.A. DE C.V., Minera Rio Tinto, S.A. DE C.V. and Marje Minerals S.A.
10.2	Private Placement Subscription Agreement between the Company and Minera Rio Tinto, S.A. DE C.V.
99.1	Press Release, dated September 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: September 11, 2012	By:	/s/ Salil Dhaumya
Salil Dhaumya
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Second Amended and Restated Development Agreement, dated September 5, 2012, by and between the Company, Sunburst Mining de Mexico S.A. DE C.V., Minera Rio Tinto, S.A. DE C.V. and Marje Minerals S.A.
10.2	Private Placement Subscription Agreement between the Company and Minera Rio Tinto, S.A. DE C.V.
99.1	Press Release, dated September 11, 2012.